Exhibit (n): Consents of Independent Registered Public Accounting Firms

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 23, 2011 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 22, 2011 with respect to the financial statements of RiverSource Variable Life Separate Account included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6, No. 333-182361) for the registration of the RiverSource(R) Variable Universal Life 5 and RiverSource(R) Variable Universal Life 5 -- Estate Series offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
Sept. 5, 2012

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6, No. 333-182361 of RiverSource(R) Variable Universal Life 5/ RiverSource(R) Variable Universal Life 5 - Estate Series of our report dated February 24, 2012 relating to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 20, 2012 with respect to the financial statements of RiverSource Variable Life Separate Account, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
Sept. 5, 2012

                                       50